EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 17, 1999, included in Simon Property Group, Inc. and SPG Realty Consultants, Inc.'s Form 10-K for the year ended December 31, 1998, and to the incorporation by reference in this Registration Statement of our report dated June 19, 1998, included in Simon DeBartolo Group and Adopting Entities Matching Savings Plan's (renamed Simon Property Group and Adopting Entities Matching Savings Plan) Form 11-K for the year ended December 31, 1997.


                                 /s/ Arthur Andersen LLP


                                 ARTHUR ANDERSEN LLP

Indianapolis, Indiana
July 1, 1999